                                                                  Exhibit (e)(6)

                     FORM OF INTERMEDIARY SERVICES AGREEMENT
                              JANUS INVESTMENT FUND

      This Intermediary Services Agreement ("Agreement") is made as of _____ by and among Janus Distributors LLC (the "Distributor"), Janus Services LLC ("Janus Services"), each a Delaware limited liability company, and _____ ("Service Provider"), a _____ corporation.

                                    RECITALS

      A. The Distributor serves as the Distributor and principal underwriter for the Janus Investment Fund ( the "Trust"), an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act").

      B. The Trust is comprised of a number of investment portfolios (each, a "Fund") and issues a separate series of shares of beneficial interest (the "Shares") for each Fund representing a fractional undivided interest in that Fund. Each series of shares may be divided into several classes ("Classes").

      C. All Shares of the Trust are registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act") on Form N-1A. The term "registration statement," as used herein, means the Trust's 1933 Act registration statement on Form N-1A filed with the SEC, including all prospectuses therein (each, a "Prospectus"), statements of additional information therein (each, an "SAI") and exhibits thereto, as of the effective date of the most recent post-effective amendment thereto.

      D. Janus Services serves as the transfer agent for the Trust and has been designated by the Trust and the Distributor as the party authorized to receive orders for transactions in Shares.

      E. The Distributor and Service Provider are members in good standing of the National Securities Clearing Corporation (the "NSCC") and have access to the NSCC's Defined Contribution Clearance and Settlement system ("DCC&S") and/or Fund/SERV system ("Fund/SERV") (collectively, the "NSCC Systems").

      F. Service Provider desires to submit orders to effect transactions in Shares for investors. Such investors may include existing and prospective customers ("Customers") of Service Provider and/or broker-dealers and other third party administrators utilizing its order processing and shareholder servicing facilities ("Third Party Brokers/TPAs") to effect transactions in Shares, as well as retirement plans (referred to herein as "Retirement Plan Customers") for which Service Provider may provide recordkeeping and other administration services, such as the maintenance of account records for participants ("Plan Participants") and/or the provision of other administrative services, in which case, the term "Customers," as used in this Agreement, shall include Retirement Plan Customers and Plan Participants, unless otherwise indicated.

      NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

      1. Shares Covered. Schedule 1 to this Agreement shows the Funds and Share classes subject to this Agreement. Service Provider acknowledges and agrees that not all Share classes are available for all Funds, and certain Funds may become closed to new investors and new purchases at any time after the date of this Agreement.

      2. Services of Service Provider.

            (a) Service Provider shall provide the specific services (the "Services") set forth on Schedule 2 to this Agreement.

            (b) Service Provider shall provide such office space and equipment, telephone facilities, and personnel as may be reasonably necessary or beneficial in order to provide the Services.

            (c) Service Provider shall maintain and preserve all records as required by applicable laws, rules, regulations and regulatory guidance to be maintained and preserved in connection with providing the Services. Upon the reasonable request of the Distributor or the Trust, Service Provider shall provide the Distributor, the Trust or the representative of either, copies of all such records.

            (d) Service Provider acknowledges and agrees that the Distributor, Janus Services, the Funds or their affiliates shall not be responsible for any complaints or inquiries from Customers about Service Provider's performance of Services under this Agreement.

            (e) Unless otherwise indicated on Schedule 2 to this Agreement, Service Provider shall prepare and transmit to Customers confirmations of all Customer instructions and periodic account statements, to the extent required to be so transmitted to Customers by applicable laws, rules, regulations and regulatory guidance and in accordance with applicable time frames.

            (f) Upon the reasonable request of Distributor or Janus Services, Service Provider shall provide copies of all reports and records relating to the Funds deemed necessary by either of them for either of them to carry out this Agreement or for the Funds or their representatives to comply with applicable legal requirements, including, but not limited to, information regarding sales by state or jurisdiction or residence of individual Customers for the purpose of meeting state regulatory requirements. Service Provider shall cooperate with the Distributor in the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the carrying out of due diligence with regard to the information set forth therein.

      3. Submission, Processing and Settlement of Orders.

            (a) Unless otherwise indicated on Schedule 3 to this Agreement, Service Provider shall submit orders for the purchase, redemption or exchange of Shares in accordance with Schedule 4 to this Agreement.

            (b) Janus Services hereby authorizes Service Provider to act as Janus Services' agent, and Service Provider hereby agrees to act as Janus Services' agent, for the limited purpose of accepting orders for the purchase and redemption of Shares of the Funds under this Agreement. Such authorization shall not apply in the case of an order submitted by Service Provider to another financial intermediary for submission to Janus Services. In that case, Service Provider shall act solely as agent of the Customer and its taking of the order shall not be deemed to be the acceptance of an order as agent of Janus Services.

            (c) Payment for net purchases and redemptions shall be wired pursuant to the settlement requirements set forth on Schedule 4 to this Agreement. In the event of extraordinary market conditions affecting any such redemption, however, Janus Services may delay redemption for up to five (5) business days, or longer to the extent permitted under Section 22(e) of the 1940 Act.

            (d) Notwithstanding any agreement between the parties to the contrary, Janus Services will accept Customer-level accounts provided that all trades are processed through the NSCC Systems, and provided further that, in the case of Retirement Plan Customers and Plan Participants, Janus Services will accept the account only at the Retirement Plan level. Service Provider's failure to use the NSCC Systems for all processing for and maintenance of Customer-level accounts may result in Janus Services permitting only one omnibus account in the Service Provider's name.

            (e) All orders accepted by Service Provider shall be subject to the terms of the then-current Prospectus of each Fund, including without limitation, policies regarding minimum initial investments, market timing, excessive trading and redemption fees. Service Provider shall use its best efforts, and shall reasonably cooperate with Janus Services, to enforce stated Prospectus policies regarding transactions in Shares, particularly those related to market timing. Service Provider acknowledges that orders accepted by it in violation of the Trust's stated policies may be subsequently revoked or cancelled by Janus Services and that neither Janus Services nor the Distributor shall be responsible for any losses incurred by Service Provider or any Customer as a result of such cancellation. Janus Services or its agent shall notify Service Provider of any such cancellation prior to 12:00 p.m. Eastern Time on Day Two.

            (f) Service Provider acknowledges and agrees that all orders for Shares are subject to acceptance or rejection by the Trust in its sole discretion and the Trust may, in its discretion and without notice, suspend or withdraw the sale of Shares of any Fund, including the sale of such Shares to the Service Provider for the account of any Customer. Service Provider acknowledges and agrees that Janus Services has the right to refuse any purchase order for any reason, particularly if the Trust determines that a Fund would be unable to invest the money effectively in accordance with its investment policies or would otherwise be adversely affected due to the size of the transaction, frequency of trading by the account, or other factors.

            (g) Orders for the purchase of Fund Shares shall be executed at the then-current public offering price per Share (i.e., the net asset value ("NAV") per Share plus any applicable sales charge) and all orders for the redemption of any Fund Shares shall be executed at the NAV per Share less any applicable contingent deferred sales charge or redemption fee, unless otherwise waived in accordance with the terms of the applicable Prospectus.

            (h) Service Provider agrees that it: (i) shall assume responsibility for any loss to the Fund caused by a correction to any order placed by Service Provider that is made subsequent to the trade date for the order, provided such order correction was not based on any negligence on the Distributor's part; and
(ii) will immediately pay such loss to the Fund upon notification.

            (i) With respect to NAV information, Janus Services shall make the determination as to whether an error in the NAV has occurred and is a material error, as defined in current SEC guidelines, and Janus Services shall control its correction of such error in accordance with SEC guidelines and its own internal policies. In no event shall delays in providing prices due to conditions beyond the control of Janus Services or the Trust, such as acts of God, fires, electrical or phone outages, be considered pricing errors and neither Janus Services nor the Trust shall be required to reimburse for such delays. Janus Services shall use the same standards with respect to Share prices for the Service Provider as for all other holders of Shares of the Funds.

      4. Late Trading. Service Provider certifies that it is, and at all times during the term of this Agreement shall be, following all relevant rules and regulations, as well as internal policies and procedures, regarding "forward pricing" and the handling of mutual fund orders on a timely basis. As evidence of its compliance, Service Provider shall:

            (a) permit Janus Services, the Distributor or their agents to audit its operations, as well as any books and records preserved in connection with its provision of services under this Agreement;

            (b) provide Janus Services or the Distributor with the results of a Statement on Auditing Standards No. 70 (SAS 70) review or similar report of independent auditors as soon as practicable following execution of this Agreement; or

            (c) provide annual certification to Janus Services or the Distributor that it is following all relevant rules, regulations, and internal policies and procedures regarding "forward pricing" and the handling of mutual fund orders on a timely basis.

      5. Compensation and Fees.

            (a) In return for providing the Services, Service Provider shall be entitled to the compensation and/or fees outlined on Schedule 3 to this Agreement. Notwithstanding any provision to the contrary herein, Service Provider and the Distributor mutually agree to waive all contingent deferred sales charges on Shares redeemed for Retirement Plan Customers or for certain other Customers, in accordance with the terms of the Prospectus. To the extent that the compensation and/or fees outlined on Schedule 3 include 12b-1 fees, Service Provider acknowledges and agrees that: (i) the Distributor's obligation to pay is limited solely to the proceeds of the 12b-1 fees received from the Trust; (ii) the provisions of any Rule 12b-1 Plan and distribution agreement between the Funds and the Distributor in effect on the date of this Agreement or to be adopted in the future shall control over this Agreement in the event of any inconsistency; and (iii) all payments under any Rule 12b-1 Plan are subject to limitations contained in the Rule 12b-1 Plan and distribution agreement and may be varied or discontinued at any time.

            (b) For all orders processed via the NSCC Systems, the Distributor will daily calculate and pay monthly any asset-based fees payable pursuant to
Schedule 3 to this Agreement, and will make such payment to the Service Provider. For orders processed manually, the Distributor will calculate and pay such fees bi-monthly.

            (c) Each payment will be accompanied by a statement showing the calculation of the amounts payable by the Distributor and such other supporting data as may be reasonably requested by the Service Provider.

            (d) Payments to Service Provider for periods 180 days or more prior to the current month shall be at the Distributor's discretion. The fees due under this Agreement shall not apply to Fund Shares held by or for any Customer prior to the date of this Agreement.

            (e) If Schedule 3 to this Agreement indicates that the payment for Services provided by Service Provider is to be paid to a third party that has an agreement with the Distributor and/or Janus Services, no payment shall be made directly to Service Provider hereunder. Service Provider acknowledges and agrees that compensation and/or fees paid in such case to the third party shall not exceed the fees set forth on Schedule 3. Service Provider further acknowledges and agrees that, when placing trades through third parties with which Janus Services and/or the Distributor has agreements, Janus Services and/or the Distributor will process amounts based solely on the information provided by such third parties at the time of account set-up. If such third parties fail to designate Service Provider as the recipient for compensation and/or fees, Janus Services and/or the Distributor shall not be responsible for payment of disputed balances to Service Provider. In no event shall Janus Services and/or the Distributor make partial payments of fees to both the Service Provider and any such third party.

            (f) If Service Provider submits orders for Third Party Brokers/TPAs that have not entered into separate Intermediary Services Agreements with the Distributor and/or Janus Services, Service Provider shall be responsible for determining and paying any fees payable to such Third Party Broker/TPA for any account set up by Service Provider on behalf of such Third Party Broker/TPA. If Service Provider submits orders for Third Party Brokers/TPAs that have entered into separate Intermediary Services Agreements with the Distributor and Janus Services, Service Provider acknowledges and agrees that Service Provider is not entitled to receipt of any fees for those Shares it holds on behalf of a Third Party Broker/TPA who has entered into such

Agreement and that such fees shall be calculated in accordance with Schedule 3 to this Agreement. In no event will Janus Services or the Distributor make payments to natural persons who are registered representatives of a Third Party Broker/TPA.

            (g) Payment of fees to a Third Party Broker/TPA for periods prior to the current one-month period ("Back-payments") shall be subject to the following restrictions:

                  (i) Back-payments will be made by Janus to a Third Party Broker/ TPA in the event of Janus' error regarding Broker or TPA information.

                  (ii) Back-payments will not be made by Janus to a Third Party Broker/ TPA in the event of Service Provider's error regarding Broker or TPA information.

                  (iii) Back-payments will be made to a Third Party Broker/TPA at Janus' discretion in the event that Service Provider provides incomplete Third Party Broker/TPA information at the time of initial account set-up.

            (h) Service Provider agrees that, if any Share is repurchased by any Fund or is tendered for redemption within seven (7) business days after confirmation by the Distributor of the original purchase order from Service Provider, Service Provider shall forfeit its right to any compensation received by Service Provider with respect to such Share and shall refund to the Distributor the full compensation, if any, paid to Service Provider on the original sale. Service Provider agrees to notify the Distributor of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve Service Provider from its obligation under this provision.

            (i) Service Provider shall disclose the fee arrangements under this Agreement to each Customer prior to the Service Provider's receipt of fees hereunder in accordance with disclosure standards applicable to Service Provider.

            (j) The performance of its duties and obligations and provision of Services by Service Provider as described in this Agreement and the receipt of the fees provided in this Agreement will not violate federal or state banking law, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), federal or state securities laws, or any other applicable law.

            (k) If Service Provider offers Shares to its Customers as part of a fee-based account program, such program will comply with any law, rule or regulation applicable to it including, but not limited to, the safe harbor provisions of Rule 3a-4 under the 1940 Act.

            (l) To the extent Service Provider is receiving Administrative Fees pursuant to this Agreement, Service Provider represents that the Administrative Fees are for recordkeeping and other administrative services only and do not constitute payment in any manner for distribution services.

      6. Approval of Informational Materials.

            (a) No person is authorized to make any representations concerning the Trust, the Funds, the Shares, the Distributor or Janus Services except those representations contained in the then-current Prospectuses and SAIs for the Shares and in such printed information as the Distributor or the Trust may subsequently prepare.

            (b) If Service Provider elects to include any materials provided by Janus Services and/or the Distributor, specifically, Prospectuses, SAIs, shareholder reports, proxy materials or marketing materials, on its website or in any other computer or electronic format, Service Provider assumes sole responsibility for maintaining such materials in the form provided by the Distributor and for promptly replacing such materials with all updates provided by Janus Services and/or the Distributor.

            (c) If shares of the Funds will be made available to Retirement Plan Customers of the Service Provider, Service Provider is permitted to make references to the Funds in efforts to market its services to Retirement Plan Customers, but is not authorized to make any representation concerning the Trust, the Fund, the Shares, the Distributor or Janus Services, except in compliance with Section 6(a) of the Agreement.

            (d) Service Provider shall send all filings with state and federal agencies and marketing materials in which the Funds are named to the Legal Department of Janus Services and/or the Distributor (the "Legal Department"), by mail or facsimile at the address or facsimile number shown under "Notices" in
Section 15 of this Agreement (or such other address or number as provided by the Legal Department), at least fifteen (15) business days prior to its filing or general release. No such materials shall be used if Janus Services and/or the Distributor reasonably object to such use.

      7. Operations of the Funds. Nothing in this Agreement shall in any way limit the authority of the Trust or the Distributor to take such lawful action as either may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of the Shares. The parties acknowledge that nothing in this Agreement shall in any way preclude or prevent the Trust's Board of Trustees from taking any actions deemed necessary by such Trustees in furtherance of their fiduciary duties to the Trust and its shareholders, which, among other things, may include the refusal to sell Shares of any Fund to any person, or to suspend or terminate the offering of the Shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Fund.

      8. Proprietary Rights. Janus International Holding LLC ("Janus Holding") or its affiliate is the sole owner of the name and mark "Janus." All references contained in this Agreement to "the name or mark `Janus'" shall include but not be limited to the Janus logo, the website www.janus.com and any and all electronic links relating to such website. Neither the Service Provider, nor its affiliates, employees, or agents shall, without prior written consent of Janus Holding, use the name or mark "Janus" or make representations regarding the Trust, the

Distributor, Janus Services, Janus Holding, or their affiliates, or any products or services sponsored, managed, advised, or administered by the Trust, the Distributor, Janus Services, Janus Holding or their affiliates, except those contained in the then-current Prospectus and the then-current printed sales literature for the Shares of the Funds. The Service Provider will make no use of the name or mark "Janus" except as expressly provided in this Agreement or expressly authorized by Janus Holding in writing. All goodwill associated with the name and mark "Janus" shall inure to the benefit of Janus Holding or its affiliate. Upon termination of this Agreement for any reason, the Service Provider shall immediately cease any and all use of any Janus mark(s).

      9. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

      10. Additional Representations, Warranties and Agreements. The Service Provider represents, warrants, and covenants that:

            (a) Service Provider and all its agents and employees shall comply with: (i) all applicable federal and state laws in conducting its and their activities related to this Agreement including, without limitation, all federal and state securities laws; (ii) all rules, regulations and interpretations by governmental and regulatory bodies and self-regulatory organizations having jurisdiction, including, without limitation, the Financial Industry Regulatory Authority ("FINRA"), formerly known as the National Association of Securities Dealers, Inc.; (iii) all applicable rules, regulations and procedures of the NSCC (subject to any limitations contained herein or in Schedule 4 to this Agreement) if and to the extent Service Provider uses the NSCC for effecting purchases and redemptions of Shares through NSCC; (iv) all federal and state banking laws, if applicable; (v) ERISA; and (vi) the Code; and any successor law, rule, regulation or interpretation to the foregoing;

            (b) The Service Provider is authorized to enter into this Agreement;

            (c) The Service Provider is registered with the SEC as a broker-dealer pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), is a member in good standing of FINRA, and is qualified to conduct business under the laws of any applicable state in which the Shares may be sold; or is not a broker or dealer and is not required to be registered as a broker-dealer under the 1934 Act or any state securities laws in order to enter into and perform the services, and receive the fees, set forth in this Agreement;

            (d) Service Provider is not acting as a "principal underwriter" to the Funds as that term is defined in the 1940 Act;

            (e) Service Provider will distribute Fund Prospectuses, SAIs, shareholder reports, proxy materials and other shareholder communications to Customers in accordance with applicable regulatory requirements and in accordance with applicable required time frames, except to the extent the Distributor expressly undertakes in writing to do so;

            (f) Any information Service Provider provides to Customers concerning the Funds will be based on information contained in and accurately derived from the Prospectus or SAI for the Funds, or on promotional materials or sales literature that the Distributor furnishes to the public or has been previously approved by the Distributor;

            (g) Each order submitted for a transaction in Shares shall be for the accounts of Customers and not for Service Provider's own account;

            (h) Service Provider will not effect any transactions (including, without limitation, any purchases, exchanges and redemptions) in any Fund Shares, registered in the name of, or beneficially owned by, any Customer, unless to Service Provider's knowledge, such Customer has granted to Service Provider full right, power and authority to effect such transactions on such Customer's behalf;

            (i) Service Provider will obtain from each Customer for whom it acts as agent for the purchase of Fund Shares any taxpayer identification number certification and such other information as may be required from time to time under the Code, and the regulations thereunder, and will provide the Distributor or its designee with timely written notice of any failure to obtain such taxpayer identification number certification or other information in order to enable implementation of any required withholding;

            (j) Service Provider is, and shall carry out its activities under this Agreement, in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. Service Provider has policies and procedures in place to detect money laundering and terrorist financing, including the reporting of suspicious activity; and

            (k) [Service Provider to select A or B]

            [ ] A. Service Provider is a "financial intermediary" as defined by SEC Rule 22c-2 of the 1940 Act ("The Rule"), and has entered into an appropriate agreement with Janus Services and/or the Distributor pursuant to the requirements of The Rule.

            [ ] B. Service Provider is not a "financial intermediary" as defined by The Rule at the time this Agreement is entered into, and shall: (i) immediately notify Janus Services and/or the Distributor upon determining that it has become a "financial intermediary"; and (ii) take steps to comply with the requirement to enter into an appropriate agreement with Janus Services and/or the Distributor upon a determination that it has become a financial intermediary.

      11. Confidentiality of Customer Information. The names, addresses and other information concerning Customers are and shall remain the sole property of Service Provider. Neither the Distributor, Janus Services, their affiliates, nor their officers, directors, employees or agents, or any control person of the foregoing persons, shall use such names, addresses or other information for any purpose except in connection with the performance of the Distributor's and Janus Services' duties and responsibilities hereunder and except for shareholder servicing, sales support, and informational mailings relating to the Funds or as required by operation of law or pursuant to the order of a government agency. Notwithstanding the foregoing, this Section 11 shall not prohibit the Distributor, Janus Services or any of their affiliates from using for any purpose the names, addresses or other information concerning any of Service Provider's Customers if such names, addresses or other information are obtained in any manner other than from Service Provider pursuant to this Agreement. The provisions of this Section 11 shall survive termination of this Agreement.

      12. Indemnification.

            (a) Service Provider shall indemnify and hold harmless the Funds, the Funds' custodian, the Distributor, Janus Services and all affiliates, directors, trustees, employees, shareholders and assigns of the foregoing for any loss (including without limitation, litigation costs and expenses and attorneys' and experts' fees) directly resulting from Service Provider's willful act, omission or error in the performance of this Agreement, submission of orders for Fund shares that violate any policies published in the Funds' prospectuses, including, without limitation, any market timing policies, or Service Provider's material breach of this Agreement. Such indemnification shall survive termination of the Agreement.

            (b) If any action, suit, proceeding, or investigation is initiated, or any claim or demand is made, against any party indemnified hereto with respect to which such party ("Indemnified Party") may make a claim against any other party hereto ("Indemnifying Party") pursuant to this Section 12, then the Indemnified Party shall give prompt written notice of such action, suit, proceeding, investigation, claim or demand to the Indemnifying Party. Thereafter, the Indemnifying Party shall have the opportunity, at its own expense and with its own counsel, to defend or settle such action, suit, proceeding, investigation, claim or demand; provided, however, that:

                  (i) the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to such action, suit, proceeding, investigation, claim or demand;

                  (ii) the Indemnified Party shall have the right to participate, at its own expense in the defense of such action, suit, proceeding, investigation, claim or demand and shall cooperate as reasonably requested by the Indemnifying Party in the defense thereof; and

                  (iii) the Indemnifying Party shall not settle such action, suit, proceeding, investigation, claim or demand without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

      13. Amendment of Schedules. The Schedules, as in effect as of the date this Agreement is executed, provide particular information as of such date. The Schedules may be revised and updated by the Distributor and Janus Services unilaterally from time to time to reflect any changes in the information set forth thereon including, but not limited to, the Trust and series thereof to which this Agreement relates. Each such update or revision of a Schedule shall set forth the date as of which such update or revision takes effect. Failure to appropriately update or revise a Schedule shall not affect the parties' rights, responsibilities and obligations hereunder, if the course of conduct among the parties clearly reflects their mutual agreement to the revision or update in the information thereon. The provisions of this Agreement shall be equally applicable to each update or revision of a Schedule, unless the context otherwise requires.

      14. Term and Termination.

            (a) This Agreement will continue with respect to a Fund as to which Service Provider is receiving fees pursuant to a 12b-1 plan only if the continuance of such form of this Agreement is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Trust, including a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-1 Plan relating to such Fund or any agreement relating to such 12b-1 Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

            (b) This Agreement may be terminated with respect to any Fund by the Distributor or by the Service Provider, without penalty, upon sixty (60) days' prior written notice to the other party, with a copy to Janus Services.

            (c) This Agreement may be terminated:

                  (i) automatically with respect to a Fund as to which Service Provider is receiving fees pursuant to such plan in the event of its assignment (as such term is defined in the 1940 Act) with respect to such Fund. For purposes of this provision, in the event there is an assignment as a result of a change in actual control or management of Service Provider due to a change in ownership of Service Provider or a transfer of its assets to another person, and such new owner or such transferee (or an affiliate thereof) has entered into an Intermediary Services Agreement, or similar distribution and shareholder services agreement, with the Distributor and Janus Services, the latter's Intermediary Services Agreement shall apply to the parties after the effective date of such change; or

                  (ii) with respect to any Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the 12b-1 Plan relating to such Fund or any agreement relating to such Plan, or by a vote of a majority of the Shares of such Fund on sixty (60) days' written notice.

            (d) In addition, any party may terminate this Agreement immediately if at any time it is determined by any federal or state regulatory authority that any compensation or fees to be paid under this Agreement is in violation of or inconsistent with any federal or state law.

      15. Miscellaneous.

            (a) Entire Agreement. This Agreement, including the Schedules to this Agreement, contains the entire agreement between the parties with respect to the transactions covered and contemplated hereunder and supersedes all prior agreements or understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied.

            (b) Amendment. Except as otherwise provided under Section 13 of this Agreement, no modification of any provision of this Agreement will be binding unless in writing and executed by all of the parties hereto. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver.

            (c) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties, or obligations of the parties may be assigned by either party without the written consent of each party or as expressly contemplated by this Agreement.

            (d) Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, exclusive of conflicts of laws.

            (e) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

            (f) Incorporation of Recitals, Schedules and Exhibits. All recitals contained in this Agreement and all schedules and exhibits referred to herein and attached hereto, are expressly incorporated into this Agreement.

            (g) Notices. All notices and other communications to Service Provider, Janus Services or the Distributor will be duly given if mailed or faxed to the address set forth below, or to such other address as any party may provide in writing to the other parties.

         If to the Distributor:                  If to Janus Services:

         Janus Distributors LLC                  Janus Services LLC
         151 Detroit Street                      151 Detroit Street
         Denver, Colorado 80206                  Denver, Colorado 80206
         Attn: General Counsel                   Attn: General Counsel

         If to the Service Provider:

         ______________________________________

         ______________________________________

         ______________________________________

         Attn: ________________________________

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

JANUS DISTRIBUTORS LLC
                                                        ----------------------------------------
                                                        (Service Provider)

By:                                                     By:
        ---------------------------------------                  -------------------------------
Name:   Robert A. Watson                                Name:
                                                                 -------------------------------
Title:  Senior Vice President                           Title:
                                                                 -------------------------------

JANUS SERVICES LLC

By:
        ---------------------------------------
Name:   Robert A. Watson
Title:  Senior Vice President

                                                                  Exhibit (e)(6)

                                   SCHEDULE 1
                       TO INTERMEDIARY SERVICES AGREEMENT

                                  SHARE CLASSES

                       EFFECTIVE DATE: _________________

Any series of the Trust, or its successor, open to new investors as of and subsequent to the date of this Agreement are available under this Agreement as listed below.


            [x]         Class A Shares

            [x]         Class A Shares (load-waived)

            [x]         Class C Shares

            [x]         Class I Shares

            [x]         Class R Shares

            [x]         Class S Shares

            [x]         Class J/T Shares

                                                                  Exhibit (e)(6)

                                   SCHEDULE 2
                       TO INTERMEDIARY SERVICES AGREEMENT

                                    SERVICES

                     EFFECTIVE DATE:  ____________________


      Service Provider shall provide the Services selected below, subject to any terms and conditions set forth below and in the Agreement.

[ ]   1.    DISTRIBUTION AND SHAREHOLDER SERVICES APPLICABLE TO CLASSES
            LOAD-WAIVED A, A, C, R AND/OR S SHARES

            Service Provider shall provide the following Services:

            (a) Service Provider shall engage in efforts to promote and distribute Shares to Customers.

            (b) Service Provider shall provide the following services to its Customers who own, or on whose behalf Service Provider holds, Shares:

                        (i) Establish Customer accounts to hold Shares owned by Customers and maintain records of daily transactions in Shares by each such Customer (including the number of Shares purchased or redeemed, the value of each such Share, and the Share balance in each Customer account).

                        (ii) Receive, aggregate and process Customer orders to purchase and redeem Shares.

                        (iii) Assist Janus Services in recording the issuance and redemption of Shares by such Customers.

                        (iv) Pursuant to Schedule 4, transmit to the Distributor or Janus Services, Customer orders to purchase and redeem Shares.

                        (v) Disburse to Customers or credit to Customer accounts the proceeds of all Share redemptions by such Customers and dividends and other distributions on Shares not reinvested in Shares, and maintain records of disbursements and credits to such Customer accounts.

                        (vi) At Service Provider's expense, deliver Prospectuses, shareholder reports and other shareholder communications to Customers, and any SAIs requested by Customers, in accordance with and within the time frames required by applicable law.

                        (vii) Assisting the Distributor or Janus Services in the distribution of proxy materials and the solicitation of proxies in connection with meetings of shareholders of Funds or Share classes at which Customers are entitled to vote.

                        (viii) Prepare and furnish account statements and confirmations to Customers.

            (c) Service Provider shall provide one or more of the services contemplated under the Fund's Distribution and Shareholder Servicing Plan for Shares, as such plan may be amended from time to time.

            (d) Service Provider acknowledges its obligation to comply with suitability determination requirements under applicable laws, rules, regulations and regulatory guidance.

            (e) Service Provider acknowledges its obligation to record and track each Customer's investments in Class A and Class C Shares, and to at all times ensure that each Customer is charged the correct sales load as calculated in accordance with the sales load schedule applicable to each class of Shares, taking into account any breakpoints, rights of accumulation, letter of intent or other modification in such schedule as described in a Fund's then-current Prospectus or otherwise agreed with such Customer with respect to any Shares (individually or collectively, "Discounts"). Without limiting the foregoing, Service Provider acknowledges its obligation to (i) review and understand the Discounts; (ii) obtain information from its Customers as necessary or appropriate to allow Service Provider to provide any available Discounts; (iii) inform its Customers of the opportunities for Discounts and inquire of its Customers with respect to the existence of other qualifying holdings that might entitle them to any Discounts; (iv) correctly process orders so that Customers receive any applicable Discounts; and (v) maintain adequate written supervisory procedures, supervisory controls, and exception reports with respect to compliance with Discounts. Service Provider shall, if requested by the Distributor, give the Distributor reasonable access to data that will enable the Distributor to determine whether any Discounts were properly applied.

[ ]      2. ADMINISTRATIVE SERVICES ONLY (FOR BROKER-DEALER BUSINESS)
            APPLICABLE TO ALL CLASSES

            (a) Service Provider shall provide the following services to its Customers who own, or on whose behalf Service Provider holds, Shares:

                        (i) Establish Customer accounts to hold Shares owned by Customers and maintain records of daily transactions in Shares by each such Customer (including the number of Shares purchased or redeemed, the value of each such Share, and the Share balance in each Customer account).

                        (ii) Receive, aggregate and process Customer orders to purchase and redeem Shares.

                        (iii) Assist Janus Services in recording the issuance and redemption of Shares by such Customers.

                        (iv) Pursuant to Schedule 4, transmit to the Distributor or Janus Services, Customer orders to purchase and redeem Shares.

                        (v) Disburse to Customers or credit to Customer accounts the proceeds of all Share redemptions by such Customers and dividends and other distributions on Shares not reinvested in Shares, and maintain records of disbursements and credits to such Customer accounts.

                        (vi) At Service Provider's expense, deliver Prospectuses, shareholder reports or other shareholder communications to Customers and any SAIs requested by Customers, in accordance with and within the time frames required by applicable law.

                        (vii) Assisting the Distributor or Janus Services in the distribution of proxy materials and the solicitation of proxies in connection with meetings of shareholders of Funds or Share classes at which Customers are entitled to vote.

                        (viii) Prepare and furnish account statements and confirmations to Customers.

            (b) Service Provider shall provide one or more of the services contemplated under the Fund's Distribution and Shareholder Servicing Plan for applicable Classes of shares, as such plan may be amended from time to time.

[ ]      3. ADMINISTRATIVE SERVICES (FOR RETIREMENT PLANS) APPLICABLE TO ALL
            CLASSES

            Service Provider shall provide the following services:

            (a) Service Provider shall provide customary recordkeeping services, which may include some or all of the following:

                        (i) Establishing recordkeeping "accounts" for each Retirement Plan Customer and Plan Participant to record Shares owned by a Retirement Plan Customer on behalf of its Participants or owned by a Participant.

                        (ii) Receiving, aggregating and processing Plan Participant orders to purchase and redeem Shares.

                        (iii) Maintaining records of daily transactions in Shares by each Plan Participant (including the number of Shares purchased or redeemed, the value of each such Share, and the Share balance in each Plan Participant account).

                        (iv) Transmitting to Distributor, Janus Services or Retirement Plan Customer (e.g. trustee or custodian), net orders of Plan Participants to purchase and redeem each available class of Shares for each available Fund.

                        (v) Recording the disbursement to Plan Participants or credit to Plan Participant accounts, (1) the proceeds of all Share redemptions by Participants, and (2) dividends and other distributions on Shares not reinvested in Shares.

                        (vi) Maintaining records of disbursements and credits to Plan Participant accounts.

                        (vii) Preparing and transmitting (to the Retirement Plan Customer or to each Plan Participant, as provided in the Plan Agreement), periodic account statements for each Plan Participant showing: (1) the number of Shares of each Fund and class owned by the Plan Participant, (2) purchases and redemptions of Shares of each Fund and class by the Plan Participant during the period covered by the statement, and (3) dividends and other distributions paid on Shares of each Fund and class held in the account during the period covered by the statement.

                        (viii) Mailing Prospectuses, SAIs, supplements thereto, and shareholder reports of each Fund, to the Plan Representative or to each Plan Participant (as provided in the Plan Agreement) that owns or holds Shares of that Fund, at Service Provider's expense.

                        (ix) Assisting Janus Services in recording the issuance and redemption of Shares by Retirement Plan Customers or Plan Participants.

                        (x) Assisting the Distributor or Janus Services in the distribution of proxy materials and the solicitation of proxies in connection with meetings of shareholders of Funds or Share classes at which Plan Representatives or Plan Participants are entitled to vote.

                        (xi) Preparing and providing reports to the Distributor about transactions in Shares by Retirement Plan Customers or Plan Participants that may be derived from records maintained by Service Provider.

            (b) Service Provider shall provide one or more of the services contemplated under the Fund's Distribution and Shareholder Servicing Plan for applicable Classes of shares, as such plan may be amended from time to time.

            (c) Service Provider, or Third Party Broker for whom Service Provider submits orders, shall engage in efforts to promote and distribute Shares to Customers.

                                                                  Exhibit (e)(6)

                                   SCHEDULE 3
                       TO INTERMEDIARY SERVICES AGREEMENT

                              COMPENSATION AND FEES

                      EFFECTIVE DATE: ___________________


            With respect to Section 5 of the Agreement, Service Provider is receiving compensation and/or fees with respect to the classes of Janus Investment Fund as selected below. (1)

                                                                  CLASS A
                                      CLASS                       - LOAD
SOURCE AND AMOUNT                      J/T          CLASS A       WAIVED       CLASS C(2)     CLASS I     CLASS R (3)     CLASS S
---------------------------------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Selected under Agreement:           [YES or NO]   [YES or NO]   [YES or NO]   [YES or NO]   [YES or NO]   [YES or NO]   [YES or NO]

Reallowance of initial sales        N/A           YES (4)       NO            N/A           N/A           N/A           N/A
charge (front-end load):

12b-1 Fee paid by the Distributor   N/A            0.25%        0.25%         1.00% (5)     N/A           0.50%         0.25%
from Fund assets on outstanding
shares at an annual fee rate of:

Administrative/Administrative       0.0%          N/A           N/A           N/A           N/A           0.25%         0.25%
Services Fee paid by Janus
Services from Fund assets on
outstanding shares at an
annual fee rate of:

One-time Advanced  Commission       N/A           N/A           N/A           1.00% BD      N/A           N/A           N/A
paid by the Distributor on all                                                0.00% Plans
purchases:

------------
(1) The noted fees apply, unless otherwise provided in an agreement between Janus Services and a clearing firm (as specified in Schedule 4).

(2) When trading directly with Janus for Class C Shares, Service Provider must submit trading either for Broker-Dealer business or Retirement Plan business, but not both.

(3)   Class R Shares are not available for all Funds.

(4) Service Provider shall be entitled to a re-allowance of the initial sales charge as set forth in the then-current Prospectus and/or SAI. Service Provider shall be entitled to such re-allowance upon receipt of purchase funds from Customers. Further, in accordance with each Fund's Prospectus and/or SAI, Distributor or any affiliate of the Distributor may, but is not obligated to, make payments to Service Provider from Distributor's or such affiliate's own resources as compensation for certain sales that are made at net asset value.

(5)   Payment starts in Month 13 for BD business.

                                      III-1

CALCULATION OF AVERAGE ASSETS FOR 12b-1 AND ADMINISTRATIVE/ADMINISTRATIVE SERVICES FEES

The average aggregate amount invested each month in the Shares of each Fund by Customers is multiplied by a pro-rata fee factor. The pro rata fee factor is calculated by: (a) dividing the per annum factor set forth above for the Shares of each Fund by the number of days in the applicable year, and (b) multiplying the result by the actual number of days in the applicable month. The average aggregate amount invested over a one-month period shall be computed by totaling the aggregate investment by Customers who receive services hereunder from the Service Provider (Share NAV multiplied by total number of Shares held) on each calendar day during the month and dividing by the total number of calendar days during such month. Distributor or Janus Services will calculate the fees payable pursuant to this Schedule 3 at the end of each month, unless specified otherwise in this Schedule 3, and will make such payment to the Service Provider.

CALCULATION OF ADVANCED COMMISSION

With respect to Class C Shares, Service Provider shall be entitled to receive a one-time fee based on the aggregate net asset value of Shares of each Fund purchased during each half-month period by Customers who receive services hereunder from Service Provider. Distributor will calculate the fees payable two times per month and will make such payments to the Service Provider.

                                      III-2

                                                                  Exhibit (e)(6)

                                   SCHEDULE 4
                       TO INTERMEDIARY SERVICES AGREEMENT

                         ORDER SUBMISSION AND PROCESSING

                  EFFECTIVE DATE:  ___________________________

With respect to Section 3 of the Agreement, Service Provider is:

      [ ]   Self-clearing orders through NSCC systems (see Section 1 below)

      [ ]   Clearing orders through a clearing agent

      [ ] Approved by Janus Services operations for manual submission of orders (see Section 2 below)

1. Submission of Orders through NSCC. Janus Services will accept trades submitted via the NSCC Systems in accordance with the following terms.

      (a)   Obligations of Janus Services.

            (i) Transactions Subject to Fund/SERV. On each business day that the New York Stock Exchange is open for business on which the Funds determine their per share net asset values ("Business Day"), Janus Services shall accept, and effect, changes in its records upon receipt of purchase, redemption, exchanges, and registration instructions from the Service Provider electronically through Fund/SERV ("Instructions") without supporting documentation from the Customer in accordance with the terms and conditions set forth in this Schedule 4. On each Business Day, Janus Services shall accept for processing any Instructions from the Service Provider and shall process such Instructions in a timely manner. Purchases to a Customer's Fund account shall be posted to such account through nightly processing after both the account registration and purchase settlement have been received. Such purchase shall appear on the account record the following Business Day. Shares are ineligible for redemption until they are posted and appear on the account record.

            (ii) Performance of Duties. Janus Services shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. Janus Services shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. Janus Services shall conduct each of the foregoing activities in a competent manner and in compliance with all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and in compliance with the then-current prospectuses and SAIs of the Funds.

            (iii) Accuracy of Information, Transmissions Through, and Access to
                  Fund/SERV. Confirmed trades and any other information provided by Janus Services to Service Provider through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC. Janus Services shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by Janus Services.

            (iv) Notice of Prospectus and Statement of Additional Information Revisions. The Funds shall provide Service Provider with reasonable notice of any material revisions to the Funds' prospectuses and SAIs as are necessary to enable Service Provider to fulfill its obligations under this Agreement.

      (b)   Obligations of Service Provider.

            (i) Transactions Subject to Fund/SERV. Service Provider certifies that all Instructions delivered to Janus Services on any Business Day shall have been received by Service Provider from the Customer by the close of trading (currently 4:00 p.m. Eastern Time ("ET")) on the New York Stock Exchange (the "Close of Trading") on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to Janus Services on the next Business Day. Except with respect to Instructions on behalf of Defined Contribution Plans, Service Provider further certifies that all such Instructions received by it from a Customer by the Close of Trading on any Business Day will be delivered to Janus Services on such Business Day. With respect to processing of Instructions on behalf of Defined Contribution Plans that Service Provider received by the Close of Trading on a Business Day, Service Provider certifies it will:

                  (A) transmit such Instructions to Janus Services through Fund/SERV by 6:00 a.m. ET on the next Business Day, or

                  (B) otherwise notify Janus Services of such Instructions by 10:00 a.m. ET on the next Business Day. If Service Provider must deliver any Instructions to Janus Services on a certain Business Day for processing as of the prior Business Day due to systems problems or errors, such Instructions must be delivered by 10:00 a.m. ET to Janus Services on such Business Day. If Janus Services receives such Instructions after the 10:00 a.m. ET deadline and processes the Instructions, resulting in a loss to the Funds, Service Provider agrees to reimburse Janus Services for such loss upon receipt of a reclaim letter from Janus Services. Janus Services appoints Service Provider as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of the Funds by Service Provider on behalf of its Customers.

            (ii) Performance of Duties. Service Provider shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. Service Provider shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. Service Provider shall conduct each of the forgoing activities in a competent manner and in compliance with all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and in compliance with the then-current prospectuses and SAIs of the Funds.

            (iii) Accuracy of Information, Transmissions Through, and Access to
                  Fund/SERV. Trade, registration, and if applicable, broker/dealer information provided by the Service Provider to Janus Services through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All Instructions by Service Provider regarding each Fund/SERV account shall be true and correct and will have been duly authorized by the Customer under whose name the account appears in the records of Service Provider. Service Provider shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by Service Provider.

            (iv) Information Relating to Fund/SERV Transactions. For each Fund/SERV transaction, including transactions establishing a Customer account with Janus Services, Service Provider shall provide the Funds and Janus Services with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information) which Service Provider hereby certifies is, and shall remain, true and correct. Service Provider shall maintain documents required by the Funds or by applicable law, rules or regulations to effect Fund/SERV transactions.

            (v) As-of Transactions. Processing errors which result from any delay or error caused by Service Provider may be adjusted through Fund/SERV by Service Provider by the necessary transactions on an as-of basis and the cost to the Fund or Janus Services of such transactions shall be borne by Service Provider.

            (vi) Duplicate Transactions and Payments. Service Provider acknowledges that as a result of the automated settlement features of NSCC's Fund/SERV program, Janus Services' compliance with redemption and/or settlement instructions involves a risk that the shareholder whose account is being redeemed may issue an inconsistent instruction, that the account being redeemed may be subject to backup or penalty withholding, or that a record date may occur while the redemption transaction is pending, resulting in a duplication transaction, overpayment, or dividend payment to the record owner. If Janus Services' compliance with redemption and settlement instructions result in a duplicate transaction or overpayment, in addition to the procedures described above, Service Provider will, within two (2) business days after receipt of notice, refund all or any appropriate portion of any sums received by it in connection with such duplicate transaction or overpayment.

            (vii) Trade Confirmation. Any information provided by Janus Services to Service Provider electronically through Fund/SERV and pursuant to this Agreement, shall satisfy the delivery obligations as outlined by SEC Rule 10b-10 and, as such, Janus Services has the informed consent of Service Provider to suppress the delivery of this information using paper-media. Service Provider will promptly verify accuracy of confirmations of transactions and records received by Janus Services through Fund/SERV.

            (viii)Shareholder Reports and Other Documents; Solicitation of
                  Proxies. Service Provider shall timely deliver to each Customer all reports and other documents provided to it by the Funds or Janus Services as is required by applicable securities law and the Service Provider's agreement with the Customer, provided that Service Provider has timely received copies of such reports and/or documents. The Fund or Janus Services and Service Provider shall cooperate with each other in the solicitation and voting of proxies on behalf of the Funds according to Service Provider's fiduciary responsibility as written in the trust agreement or as required by state law or Federal Regulation.

            (ix) Settlement of Transactions. For any purchase or redemption of Shares processed through Fund/SERV, Janus Services and Service Provider will settle all trades on the next Business Day following transmission of Instructions by Service Provider to Janus Services (the "Settlement Date") in the manner provided by NSCC Fund/SERV Rules.

      (c)   Overpayments.

            (i) In the event any overpayment is made to Service Provider by Janus Services, Service Provider shall promptly repay such overpayment to Janus Services after Service Provider receives notice of such overpayment.

            (ii) In the event any overpayment is made to Janus Services by Service Provider, Janus Services shall promptly repay such overpayment to Service Provider after Janus Services receives notice of such overpayment.

      (d) Indemnification. Janus Services shall indemnify and hold harmless Service Provider, Service Provider's affiliates, directors, officers, agents and employees and assigns of the foregoing (collectively, "Indemnified Service Provider Parties"), against and from any and all demands, damages, liabilities, and losses, or any pending or completed actions, claims, suits, complaints, proceedings, or investigations (including reasonable attorneys fees and other costs, including all expenses of litigation or arbitration, judgments, fines or amounts paid in any settlement consented to by Janus Services) to which any of them may be or become subject to as a result or arising out of (a) any willful act or omission by Janus Services, the Funds or their agents relating to Fund/SERV and not arising out of Service Provider's negligence; (b) any breach of the Janus Services' representations or warranties in Section 1 of this Schedule; or (c) Janus Services' failure to comply with any of the terms of Section 1 of this Schedule. Additional provisions governing the parties' respective indemnification obligations are set forth in Section 12 of the Agreement.

2. Non-NSCC Order Process. Janus Services will accept trades not submitted via the NSCC Systems on an exception-only basis if Service Provider is servicing employer sponsored retirement plans or insurance company products such as variable life/annuities in accordance with the following terms:

      (a) On any business day ("Day One"), the Service Provider may accept orders from Customers for the purchase and redemption of Shares of the Funds. The Service Provider will send such orders to Janus Services prior to 9:00 a.m. ET of the next business day ("Day Two") pursuant to the Trading Requirements listed in Section 2(b). The Funds will execute orders at the NAV determined as of the close of trading on Day One, and dividends, if applicable, shall begin to accrue on Day Two, provided that:

            (i) Service Provider received such orders prior to the time the NAVs of the Shares of the Funds were calculated on Day One, and

            (ii) Such orders and payment for such orders were received by Janus Services prior to the times set forth in Section 2(b)(iv).

            If either of the above conditions is not met, the orders will be executed at the public offering price next in effect after such orders are received, and dividends, if applicable, will begin to accrue the day after settlement.

      (b)   Trading Requirements for trades not submitted via the NSCC Systems:

            (i) All trades must be netted (i.e., one purchase or redemption per Fund, per account). For example: a purchase for $2,000 and a redemption for $500 should be netted into one purchase for $1,500.

            (ii) All trades must be submitted in dollars. No Share trades will be accepted.

            (iii) No exchanges will be accepted, sell/buys must be requested.

            (iv) Electronic or typed trade requests must be received by Janus Services prior to 9:00 a.m. ET.

            (v)   All trades will be processed at the public offering price.

      (c) Settlement. Payment for net purchases and redemptions will be wired pursuant the following settlement requirements:

            (i) Service Provider will send Janus Services one combined purchase wire for all purchase orders by 2:00 p.m. ET on Day Two.

            (ii) Janus Services will send one combined wire for all redemption proceeds by 4:00 p.m. ET on Day Two.

            In the event of extraordinary market conditions affecting any such redemption, however, Janus Services may delay such redemption for up to five (5) business days, or longer to the extent permitted under
            Section 22(e) of the 1940 Act.

3. Provisions Applicable to all Orders. The following provisions apply to order submission and processing, whether through NSCC or otherwise.

      (a) Dividends and Distributions. Janus Services will provide to the Service Provider closing NAVs, dividends, and capital gains information at the Close of Trading on each Business Day. Dividends and capital gains distributions shall be reinvested in accordance with the terms of the relevant Prospectus.

      (b) Contingent Deferred Sales Charges. For omnibus accounts, Service Provider will collect all applicable contingent deferred sales charges in accordance with the terms of the then-current Prospectus and will forward all such contingent deferred sales charges to the Distributor on a monthly basis; provided, however, that Service Provider will establish all accounts in such a manner so as to enable the Distributor to waive contingent deferred sales charges for such accounts in accordance with the terms of the then-current Prospectus, including without limitation, dividends and cash distributions; Service Provider acknowledges that all contingent deferred sales charges are waived for participant-directed retirement plans. For non-omnibus accounts, the contingent deferred sales charge will not be collected by the Service Provider but will be retained by the Distributor at the time of redemption, if applicable.

      (c) State Information. Service Provider shall maintain and transmit to the Distributor information on sales, redemptions and exchanges of Shares of each Fund by state or jurisdiction of residence of individual Customers and any other information requested by the Distributor to enable the Distributor or its affiliates to properly register or report the sale of the Shares under the securities, licensing or qualification laws of the various states and jurisdictions. Such information shall be provided in a form mutually agreeable to the Distributor and Service Provider.